Exhibit 10

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of February 16, 2005 (this “Agreement”), is by and between First Union Real Estate Equity and Mortgage Investments, an unincorporated association in the form of a business trust organized in Ohio (the “Company”) and Kimco Realty Corporation, a Maryland corporation (the “Investor”).

RECITALS:

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act;

WHEREAS, the Investor wishes to purchase, and the Company wishes to issue and sell, 1,000,000 shares (the “Shares”) of the Company’s common shares of beneficial interest, par value $1.00 per share (the “Common Stock”), for an aggregate purchase price of $4,000,000 (the “Purchase Price”), upon the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.          Definitions.  As used in this Agreement, the following terms have the meanings set forth below.

“Accredited Investor” shall mean a Person that is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act.

“Affiliate” shall mean (a) with respect to an individual, any member of such individual’s family residing in the same household; (b) with respect to an entity: (i) any executive officer, director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial interest of or in such entity, or (ii) any brother, sister, brother-in-law, sister-in-law, lineal descendant or ancestor of any executive officer, director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial interest of or in such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity; provided, however, that for purposes of the definition of “Affiliate,” no Investor shall be deemed an “Affiliate” of the Company.

“Agreement” shall have the meaning set forth in the preamble.

“Basket” shall have the meaning set forth in Section 9.03.

“Business Day” shall mean any day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which banks in the City of New York are authorized or required to close.

“By-Laws” shall mean, when used with respect to a specified Person, the by-laws of a Person, as the same may be amended from time to time.

“Capital Stock” shall mean, with respect to any Person, any and all shares, shares of beneficial interest, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock or any form of membership, ownership or participation interests, as applicable, including partnership interests, whether now outstanding or hereafter issued and any and all securities, debt instruments, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Certificate of Incorporation” shall mean, when used with respect to a specified Person, the Declaration of Trust, Articles or Certificate of Incorporation or other applicable organizational document of such Person, as currently in effect.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Commission Filings” shall have the meaning set forth in Section 3.08.

“Common Stock” shall mean the common shares of beneficial interest, $1 par value per share, of the Company.

“Company” shall have the meaning set forth in the preamble.

“Company Subsidiaries” and “Company Subsidiary” shall have the meaning set forth in Section 3.03.

“Consents” shall mean all governmental and third party consents, approvals, authorizations, qualifications and waivers necessary to be received by a Person for the consummation of the transaction contemplated by the Agreement.

“Contract” shall mean any legally binding contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral.

“Declaration of Trust” shall have the meaning set forth in Section 3.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles applied on a consistent basis as used in the United States of America.

“Governmental Body” shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, the National Association of Securities Dealers, Inc., the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange.

“Indemnitee” shall have the meaning set forth in Section 9.01.

“Indemnitor” shall have the meaning set forth in Section 9.01.

“Investor” shall have the meaning set forth in the preamble.

“Law” shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.

“Legal Proceeding” shall mean any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

“Legend” shall mean the Legend set forth in Section 4.02(e).

“Lien” shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, hypothecation, conditional sale agreement, encumbrance or similar restriction or agreement.

“Loss” shall have the meaning set forth in Section 9.01.

“Material Adverse Effect” shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities (including contingent liabilities), results of operations, financial condition or, to the knowledge of the Company, prospects of the Company and the Company Subsidiaries, taken as a whole.  For the purposes of this Agreement, a Material Adverse Effect shall not be deemed to arise by reason of (i) events of war impacting the economy in general, and (ii) changes in general economic conditions.

“Notice” shall have the meaning set forth in Section 9.02(a).

“NYSE” shall mean the New York Stock Exchange.

“Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

 “Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company, Governmental Body or other entity.

“Purchase Price” shall mean $4,000,000 in the aggregate, payable as set forth in Section 2.02.

 “SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” shall mean, as to any Person, any other Person more than 50% of the shares of the voting stock, voting interests, membership interests or partnership interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries; provided, however, that First Union Management, Inc. shall not be deemed to be a Subsidiary of the Company.

“Unaudited Financial Statements” shall have the meaning specified in Section 3.07.

Section 1.02.          Rules of Construction.  Unless the context otherwise requires:

(a)           an accounting term defined by GAAP that is not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(b)           “or” is not exclusive;

(c)           words in the singular include the plural, and words in the plural include the singular;

(d)           the words “include” and “including” shall be deemed to mean “include, without limitation,” and “including, without limitation”;

(e)           “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

(f)            references to sections mean references to such section in this Agreement, unless stated otherwise; and

(g)           the use of any gender shall be applicable to all genders.

ARTICLE II
ISSUANCE, SALE AND PURCHASE OF THE SHARES.

Section 2.01.          Sale and Purchase of the Shares.  Upon the terms and subject to the conditions of this Agreement, the Company will sell to the Investor, and the Investor will purchase from the Company, the Shares for a purchase price of $4,000,000 (the “Purchase Price”).

Section 2.02.                       Closing.

(a)           Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transaction contemplated by Section 2.01 (the “Closing”) shall take place at 10:00 AM on the first business day following receipt by the Company of notice that the Shares have been duly listed on the NYSE, pending notice of issuance, but not later than Wednesday, February 23, 2005, or at such other time as may be mutually agreed upon by the Investor and the Company (the “Closing Date”).  The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York.

(b)           At the Closing: (i) the Company will deliver to the Investor (x) a certificate for the Shares registered in the name of the Investor and (y) legal opinions of counsel to the Company addressed to the Investor, satisfactory to counsel to the Investor and in substantially the form of Annex A and Annex B (the “Company Counsel Opinions”); (ii) the Investor, in full payment for the Shares, will deliver to the Company the Purchase Price in immediately available funds, by wire transfer to such account as the Company shall specify, and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VII.

Section 2.03.        Use of Proceeds.  The Company shall use the proceeds from the sale of the Shares for general corporate purposes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

Section 3.01.        Organization and Good Standing.  The Company is an unincorporated association in the form of a business trust organized, validly existing and in good standing under the Laws of the State of Ohio and has trust power and authority to own, lease and operate its properties and carry on its business as presently conducted.  The Company is duly qualified, registered or licensed as a foreign business entity to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing could not reasonably have a Material Adverse Effect. The

Company has heretofore delivered or made available to the Investor complete and correct copies of the declaration of trust of the Company, as amended to date (the “Declaration of Trust”).

Section 3.02.        Authority; Binding Effect.  The Company has trust power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby.  The execution and delivery of this Agreement and the consummation by the Company of the transaction contemplated hereby have been duly and validly approved by all necessary action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles.

Section 3.03.        Organization and Good Standing of Company Subsidiaries.  Schedule 3.03 lists all Subsidiaries of the Company and their respective jurisdictions of formation (collectively, the “Company Subsidiaries” and each, a “Company Subsidiary”).  Except as set forth in Schedule 3.03, the Company owns, directly or indirectly, all the shares of outstanding Capital Stock of each Company Subsidiary.  There are no outstanding securities or rights convertible into or exchangeable for shares of any Capital Stock of any Company Subsidiary and there are no Contracts by which any Company Subsidiary is bound to issue additional shares of Capital Stock.  All of the shares of Capital Stock of each of the Company Subsidiaries are duly and validly authorized, fully paid and non-assessable and, except for the Liens set forth in Schedule 3.03, are owned by the Company free and clear of any Lien with respect thereto.  Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction could not reasonably have a Material Adverse Effect.

Section 3.04.        Capitalization.  Schedule 3.04(a) sets forth, in each case as of the date hereof, (i) the authorized capitalization of the Company, the number of shares of each class issued and outstanding and the number of shares reserved for issuance in connection with the Company’s stock option plans, and (ii) all options, warrants, convertible securities, rights to subscribe to, calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of stock of the Company.  All of the issued and outstanding shares of the Company’s Capital Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights.  No securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transaction contemplated by this Agreement.

Section 3.05.        No Violations; Consents.   Neither the execution, delivery or performance by the Company of this Agreement nor the consummation of the transaction contemplated hereby, will (a) conflict with, or result in the breach of, any provision of the organizational documents of the Company or any Company Subsidiary, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination, amendment, cancellation or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract or Order to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary is bound, (c) constitute a violation of any Law applicable to the Company or any Company Subsidiary; or (d) result in the creation of any Lien upon the properties or assets of the Company or any Company Subsidiary.  Except for the approval of the NYSE referred to in Section 7.01(c), no Consent is required on the part of the Company or the Company Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

Section 3.06.        Listing.  The Company is not in violation of the listing requirements of the NYSE in any material respect.  The Company has not received any written notice from the NYSE that the Common Stock is to be delisted by the NYSE.

Section 3.07.        Financial Statements.  The Company has previously delivered to the Investor copies of the unaudited combined balance sheet of the Company and the Company Subsidiaries as of September 30, 2004 and the related unaudited combined statements of operations and cash flows for the three months and nine months ended September 30, 2004, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the SEC under the Exchange Act (the “Unaudited Financial Statements”).  The Unaudited Financial Statements accurately reflect the books and records of the Company and present fairly, in all material respects, the combined financial position of the Company and the Company Subsidiaries and the combined results of their operations and their cash flows for the period and date covered thereby, in conformity with GAAP, except for changes resulting from year-end adjustments (none of which will be material in amount) and the absence of footnote disclosures thereto.

Section 3.08.      Commission Filings.  The Company has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act from and after December 31, 2003 (all such reports and statements are collectively referred to herein as the “Commission Filings”).  As of their respective dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, and, except to the extent the information in any Commission Filing has been revised or superseded by a later filed Commission Filing, did not and do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Commission Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

Section 3.09.      Absence of Certain Developments.  Except as specifically disclosed in the Commission Filings, since September 30, 2004 and through the date hereof, no event or series of events occurred which could reasonably have a Material Adverse Effect.

Section 3.10.      Litigation.  There are no Legal Proceedings pending or, to the knowledge of the Company, threatened, that question the validity of this Agreement or the transaction contemplated hereby or any action taken or to be taken by the Company or any Company Subsidiary in connection with the consummation of the transaction contemplated hereby.  Except as otherwise specifically disclosed herein or in the Commission Filings, there are no Legal Proceedings pending or, to the knowledge of the Company, threatened, against or involving the Company or any Company Subsidiary or any of their respective properties or assets, at Law or in equity, involving, individual claims of more than $1,000,000 or claims in the aggregate of more than $3,000,000.  There is no outstanding or, to the knowledge of the Company, threatened, Order of any Governmental Body against the Company or any Company Subsidiary or any of their respective properties or assets, which Order could reasonably have a Material Adverse Effect.

Section 3.11.      Compliance with Laws.  The Company and the Company Subsidiaries are in compliance in all respects with all Laws and Orders promulgated by any Governmental Body applicable to the Company and the Company Subsidiaries or to the conduct of the business or operations of the Company and the Company Subsidiaries or the use of their properties (including any leased properties) and assets, except where failure to comply would not have a Material Adverse Effect.  Since January 1, 2004, neither the Company nor any Company Subsidiary has received any written notice of violation or alleged material violation of any such Law or Order by any Governmental Body in any material respect that has not been resolved. Since January 1, 2004, neither the Company nor any Company Subsidiary has received written notice that it is the subject of an investigation by any Governmental Body which could reasonably have a Material Adverse Effect.

Section 3.12.      Financial Advisors.  No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transaction contemplated hereby.

Section 3.13.      No General Solicitation.  None of the Company or any of its “affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the Shares except for this Agreement, and the Company will not enter into any such arrangement.

Section 3.14.      No Default.  The Company is not in default in the payment or performance of any of its Contracts, except where such default would not have a Material Adverse Effect.

Section 3.15.      Registration of Shares.  The Company has not entered into any agreement to register its debt or equity securities under the Securities Act.

Section 3.16.      Disclosure Controls.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is timely made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of September 30, 2004 (such date, the “Evaluation Date”).  The Company presented in its Form 10-Q for the quarter ended September 30, 2004 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in any factors that could significantly affect the Company’s internal controls.

Section 3.17  Private Placement.  Assuming the accuracy of the representations and warranties of the Investor contained in Article IV and its compliance with the agreements set forth therein, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor as contemplated hereby.

Section 3.18  Taxes.   There have been properly completed and filed on a timely basis all material tax returns required to be filed by the Company or any Company Subsidiary on or prior to the date hereof.  All such tax returns are true, correct and complete in all material respects.  All taxes of the Company or any Company Subsidiary due and payable have been timely paid, except where the failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect.  The most recent audited financial statements of the Company contained in the Commission Filings reflect an adequate accrual in accordance with GAAP for all material taxes payable by the Company and any Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.  The Company (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has elected and been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and has satisfied all requirements to qualify as a REIT for all such years and (ii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT.

Section 3.19  Investment Company.  The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20  Disclosure.  The representations and warranties of the Company and the Company Subsidiaries contained in this Agreement (including all schedules attached hereto) and the information contained in the other documents, certificates and written statements furnished to the Investor by or on behalf of the Company or any the Company Subsidiaries for use in connection with the transaction contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Company or the applicable Company Subsidiary, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made.  There is no fact known to the Company that has had, or could reasonably be expected to have, a Material Adverse Effect and that has not been disclosed herein or in such other documents and statements furnished to the Investor for use in connection with the transaction contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE
INVESTOR

Section 4.01.          Investor Representations.  The Investor represents and warrants to the Company as follows:

(a)           Authorization.  The Investor is a corporation duly organized and validly existing under the Laws of the State of Maryland.  The Investor has the full power and authority to enter into this Agreement and to consummate the transaction contemplated hereby.  The execution and delivery of this Agreement and the consummation by the Investor of the transaction contemplated hereby have been duly and authorized by all necessary action on the part of the Investor.  This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligations of the Investor, enforceable in accordance with its respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles.

(b)           Investment Representations.  The Investor is an Accredited Investor and is acquiring the Shares for the Investor’s own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein.  The Investor understands that the Shares have not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) and/or Regulation D promulgated under the Securities Act, and that the Shares may not be sold or otherwise disposed of unless registered under the Securities Act or exempted from such registration.

(c)           Investor’s Acknowledgment. The Investor has had the opportunity, directly or through its representatives, to ask questions of and receive answers from Persons acting on behalf of the Company concerning the transactions contemplated by this Agreement.

(d)           Financial Advisors.  No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Investor, directly or indirectly, in connection with the transaction contemplated by this Agreement.

(e)           Legend.

(i)            The certificate evidencing the Shares will bear a legend (the “Legend”) substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO INTEREST IN THESE SECURITIES MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

THE BY-LAWS OF THE TRUST PROVIDE, AMONG OTHER THINGS, THAT NO PERSON MAY ACQUIRE TRUST SECURITIES (INCLUDING THESE SECURITIES) IF, THEREAFTER, HE WOULD BENEFICIALLY OWN MORE THAN 9.8% OF THE TRUST’S SHARES OF BENEFICIAL INTEREST.  IN APPLYING THIS RESTRICTION, CONVERTIBLE SECURITIES OF THE TRUST BENEFICIALLY OWNED BY SUCH PERSON (INCLUDING CONVERTIBLE SECURITIES) ARE TO BE TREATED AS IF ALREADY CONVERTED INTO SHARES OF BENEFICIAL INTEREST.  A COPY OF THE BY-LAWS AND INFORMATION ABOUT THE LIMIT ON OWNERSHIP MAY BE OBTAINED FROM THE SECRETARY OF THE TRUST.

(ii)           The legend endorsed on the certificate pursuant to Section 4.01 (e) hereof shall be removed and the Company shall issue a certificate without such portion of the legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, and (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

(f)            Ownership and Transfer Limitations.  The Investor has received a copy of the By-Laws of the Company, and understands, and will be in compliance with, the restrictions on transfer and ownership of the Company’s Capital Stock included therein at the Closing and at all times thereafter.

(g)           Interests in the Company.  The Investor does not own, directly or indirectly, any Capital Stock of the Company.

ARTICLE V
COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

Section 5.01.          .Maintain Listing.  The Company will use commercially reasonable efforts to (x) maintain the listing and trading of its Common Stock on the NYSE, for so long as the Company qualifies for such listing under the rules and regulations of the NYSE and (y) comply in all material respects with the Company’s reporting, filing, and other obligations, under the rules and regulations of the NYSE.  In the event that the Common Stock is no longer eligible for listing and trading on the NYSE, the Company will use commercially reasonable efforts to secure the listing or quotation of the Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange (if such listing is permitted by the bylaws, rules or regulations of any of the foregoing) and to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchanges or the National Association of Securities Dealers, Inc., as applicable.  The Company will promptly provide to the Investor copies of any notices it receives from the NYSE and any other exchange or quotation system on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges or quotation systems.

Section 5.02.          Secure Listing.  Following the execution of this Agreement, the Company shall promptly file with the NYSE an application to list the Shares on the NYSE.

Section 5.03.        As long as the Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and to deliver, upon reasonable request from the Investor, a written certification of a duly authorized officer as to whether it has complied with its filing obligations under the Exchange Act.  As long as the Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Investor to sell the Shares under Rule 144 under the Securities Act.  The Company further covenants that it will take such further action as the Investor may reasonably request, to the extent required from time to time to enable the Investor to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act.

ARTICLE VI
ACTIONS PRIOR TO CLOSING

Section 6.01.        Consent.  Each of the Company and the Investor will use its reasonable best efforts and shall fully cooperate with each other to make promptly all registrations, filings and applications, give all notices and obtain all Consents in connection with the transaction contemplated hereby.

Section 6.02.        Publicity.  The parties agree not to issue any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transaction contemplated hereby without obtaining the prior written approval of the other party hereto (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent either party, at any time, from furnishing any required information to any Governmental Body or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transaction contemplated hereby if required by Law, although, the parties agree to consult with each other as to the content of any release so required and consider in good faith the comments of the other thereon.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01.        Conditions to Obligations of the Investor.  The obligation of the Investor to consummate the transaction contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)           No Governmental Order or Other Proceeding or Litigation.  No Order of any Governmental Body shall be in effect that restrains or prohibits the issuance of the Shares.

(b)           Stock Certificates.  The Company shall have delivered to the Investor (i) a certificate representing the Shares, duly registered in the name of the Investor and (ii) the Company Counsel Opinions.

(c)           NYSE Listing.  The Shares have been duly listed on the NYSE, pending notice of issuance.

(d)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

(e)  Absence of Material Developments.  Since September 30, 2004, no event or series of events shall have occurred that reasonably would be expected to have a Material Adverse Effect.

(f)  Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

(g) No New Information.  The Investor shall not have become aware of any information or other matter with respect to legal matters affecting the Company that is inconsistent with the financial and other information disclosed to the Investor prior to the date hereof, in a manner that constitutes or would reasonably be expected to have a Material Adverse Effect.

Section 7.02.          Conditions to Obligations of the Company.  The obligation of the Company to consummate the transaction contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)           No Governmental Order or Other Proceeding or Litigation.  No Order of any Governmental Body shall be in effect that restrains or prohibits the issuance of the Shares.

(b)           Purchase Price.  The Investor shall have delivered to the Company the Purchase Price.

ARTICLE VIII
SURVIVAL

Section 8.01.          Survival.  The representations, warranties and covenants to be performed at or prior to Closing of the parties set forth in this Agreement shall survive for a period of 12 months following the execution and delivery of this Agreement and thereafter shall be of no further force or effect, provided that the representations and warranties set forth in Sections 3.01 (Organization), 3.02 (Authorization), 3.04 (Capitalization) and 3.18 (Taxes) shall survive indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law).  Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Closing indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law).  Anything herein to the contrary notwithstanding, any claim for indemnification that is asserted by written notice which notice specifies in reasonable detail the facts upon which such claim is made as provided in this Section 8.01 within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise.

ARTICLE IX
INDEMNIFICATION

Section 9.01.        Generally.  Subject to the limitations and other provisions of this Article IX, the Company covenants and agrees to indemnify, defend and hold harmless the Investor and its directors, officers, shareholders, employees and agents (each, an “Investor Party”) from and against any and all Losses resulting from, incurred in connection with or arising out of (a) any breach of any representation, warranty or covenant of the Company contained herein, (b) the failure of the Company to perform any of the agreements, covenants or obligations contained herein (other than if any such claim was a result of a breach by the Investor under this Agreement).  Subject to the limitations and other provisions of this Article IX, the Investor covenants and agrees to indemnify, defend and hold harmless the Company from and against (but only to the extent of) any and all Losses resulting from, incurred in connection with or arising out of (but only to the extent of) (a) any breach of any representation, warranty, covenant or agreement of the Investor contained herein, or (b) the failure of the Investor to perform any of the agreements, covenants or obligations of the Investor contained herein.  The term “Loss” or any similar term shall mean any and all damages, reduction in value of the original investment in the Shares, deficiencies, costs, claims, fines, judgments, amounts paid in settlement, expenses of investigation, interest, penalties, assessments, out-of-pocket expenses (including reasonable attorneys’ and auditors’ fees and disbursements, witness fees and court costs).  The party or parties being indemnified are referred to herein as the “Indemnitee” and the indemnifying party is referred to herein as the “Indemnitor.”

Section 9.02.                       Indemnification Procedure.

(a)           Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party’s right to indemnification hereunder, unless and then only to the extent that such failure or delay or alleged delay has resulted in actual prejudice to the Indemnitor, including, without limitation, by the expiration of a statute of limitations.  In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a “Notice”) to the Indemnitor stating the nature and basis of such claim.  In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by the Indemnitee’s failure to timely give such Notice.

(b)           In the case of third party claims for which indemnification is sought, the Indemnitor shall, if necessary, retain counsel reasonably satisfactory to the Indemnitee, and have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise.  In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim.  The Indemnitor shall, within 15 Business Days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim.  If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within 15 Business Days after receipt of the Notice of the Indemnitor’s election to defend such claim, (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), or (iv) a conflict exists between the Indemnitor and the Indemnitee which the Indemnitee has reasonably concluded would prejudice the Indemnitor’s defense of such action, then in each such case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall, at the sole expense of the Indemnitor, defend against such claim and (x) in the event of a circumstance described in clause (i) and (ii), the Indemnitee may settle such claim without the consent of the Indemnitor (and the Indemnitor may not challenge the reasonableness of any such settlement) and (y) in the event of a circumstance described in clause (iii) and (iv), the Indemnitee may not settle such claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed).

The reasonable expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor if the Indemnitee is entitled to indemnification hereunder and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, within a reasonable time of the incurrence of such Losses.  Regardless of which party shall assume the defense or negotiation of the settlement of the claim, the parties agree to cooperate fully with one another in connection therewith.  In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, the Indemnitor shall, within 20 days after written notice from the Indemnitee specifying the amount of Losses, pay to the Indemnitee, in immediately available funds, the amount of such Losses.  Anything in this Article IX to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

Section 9.03.                       Limitations on Indemnification.

Neither party shall be entitled to be indemnified hereunder unless and until the aggregate of all Losses incurred by such party shall exceed $20,000 (the “Basket”); provided, however, that the Basket shall not apply to any Losses incurred by such party with respect to any third party claim against such party for which such party is entitled to indemnity pursuant to Section 9.01.  Notwithstanding anything to the contrary contained herein, the liability of (i) the Company under this Article IX shall be limited to an amount equal to the Purchase Price; and (ii) the Investor under this Article IX shall be limited to an amount equal to the Purchase Price.

ARTICLE X
TERMINATION

Section 10.01.        Termination.  This Agreement may be terminated on or any time prior to the Closing by the mutual written consent of each of the Investor and the Company.

Section 10.02.        Effect Of Termination.  In the event of the termination of this Agreement as provided in Section 10.01, all obligations and agreements of the parties set forth in this Agreement shall forthwith become void except for the obligations set forth in:  (i) Section 6.02 (Publicity) and (ii) Article IX (Indemnification), and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement.  Notwithstanding the foregoing, the termination of this Agreement under Section 10.01 shall not relieve either party of any liability for breach of this Agreement prior to the date of termination.

ARTICLE XI
PIGGYBACK REGISTRATION

Section 11.01  If during the period commencing on the first anniversary of the date of this Agreement and ending on the second anniversary of this Agreement, whenever the Company proposes to register (other than on Forms S-4 or S-8) any shares of Common Stock (or securities convertible into or exchangeable for, or options to acquire, Common Stock) with the SEC under the Securities Act and the registration form to be used may be used for the registration of the Shares (a “Piggyback Registration”), the Company will give written notice to the Investor, at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will include in such Piggyback Registration all Shares with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Company’s notice.  Shares with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Article XI on the same terms and conditions as any similar securities of the Company (whether sold by the Company or a security holder other than the Investor) included therein.

Section 11.02  If any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering.  In such event, the right of the Investor to registration pursuant to Section 11.01 hereof shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein.  In the event of such underwriting the Investor shall (together with the Company) enter into an underwriting agreement in customary form for selling shareholders with the managing underwriter selected for such underwriting by the Company.  The Company shall use its commercially reasonable efforts to cause the managing underwriter to permit the Shares requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company (whether sold by the Company or a security holder other than the Investor) included therein and to permit the sale or other disposition of such the Shares in accordance with the intended method of distribution thereof.  Notwithstanding anything to the contrary contained herein, if the managing underwriter advises the Company in writing that in its reasonable opinion the number of equity securities requested to be included in such Piggyback Registration exceeds the number which can be sold in such offering, the Company will include in such Piggyback Registration: (i) first, the number of shares to be offered by the Company;  (ii) second, the number of shares of Common Stock requested to be included by the security holders of the Company exercising their demand registration rights; and (iii) third, that number of other shares of Common Stock proposed to be included in such Piggy-Back Registration, pro rata among all other security holders of the Company  (including the Investor) exercising their respective piggy-back registration rights thereof based upon the aggregate number which such holders (including the Investors) propose to include in such Piggyback Registration; and the Company shall so advise the Investor of such limitation (or exclusion, if applicable).  The Investor shall be responsible for any underwriting fees, discounts or commissions attributable to the sale of the Shares and any other expenses of any underwritten public offering by the Investor of Shares.

Section 11.03  (i)  The Company shall have the right to terminate or withdraw any registration initiated by it under this Article XI prior to the effectiveness of the related registration statement and shall have no obligation to register any Shares in connection with such registration, except to the extent provided herein.

(ii)           The Investor shall have the right to withdraw its request for inclusion of its Shares in any Piggyback Registration by giving written notice to the Company of its request to withdraw prior to the planned effective date of the related Registration Statement.

ARTICLE XII
MISCELLANEOUS

Section 12.01  Notices and Addresses.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the Business Day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

First Union Real Estate Equity and Mortgage Investments

7 Bulfinch Place, Suite 500,

P.O. Box 9507,

Boston, Massachusetts  02114

with a copy to:

Katten Muchin Zavis Rosenman

575 Madison Avenue

New York, New York  10022

Attention:  Mark I. Fisher

Facsimile:   (212) 940-8776

Telephone:  (212) 940-8800

If to the Investor:

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, NY 11042-0020

Attention:  Bruce Rubenstein and Michael V. Pappagallo

Facsimile:  516-869-9001

Telephone:  516-869-9000

With a copy to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, NY 10022

Attention: Raymond Y. Lin

Facsimile:  212-751-4864

Telephone:  212-906-1200

Section 12.02  Captions.  The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

Section 12.03  No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.  Any of the covenants or agreements contained in this Agreement may be waived only by the written consent of the Investor.

Section 12.04  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

Section 12.05  Exclusive Agreement; Amendment.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought, except that, with respect to the Investor, this Agreement may be amended by a written instrument executed by the Investor.

Section 12.06  Limitation on Assignment; Parties in Interest.

(a)           No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Investor (by operation of Law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void except that the Investor may transfer its rights or obligations hereunder, including the Shares, to a wholly-owned subsidiary without the Company’s consent.

(b)           This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties and their respective successors, transferees and assigns.

Section 12.07  Governing Law.  This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

Section 12.08  Jurisdiction.  Each of the Investor and the Company (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the Company, or the Investor and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 12.09  No Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

Section 12.10  Injunctive Relief.  In the event that any party threatens to take any action prohibited by this Agreement, the parties agree that there may not be an adequate remedy at law.  Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief (without the necessity of posting any bond or undertaking).  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 12.11  Counterparts.  This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 12.12  Actions Simultaneous.  All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

By:	/s/ Peter Braverman
Peter Braverman
President

KIMCO REALTY CORPORATION

By:	/s/ Michael V. Pappagallo
Michael V. Pappagallo
Vice President and CFO

Annex A

FORM OF COMPANY OHIO COUNSEL OPINION

(i)    The Shares have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights; and

(ii)   The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the Securities Purchase Agreement and to issue the Shares pursuant to the Securities Purchase Agreement.

Annex B

FORM OF COMPANY COUNSEL OPINION

The Securities Purchase Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms.